                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes


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Pricing Supplement No. 30                                  Trade Date: 08/05/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 08/08/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is August 6, 2002

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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UEC4             $10,133,000.00              5.50%                  02/15/15                 100%

Interest Payment
   Frequency                                      Subject to           Dates and terms of redemption
  (begin date)          Survivor's Option         Redemption          (including the redemption price)
----------------        -----------------         ----------          --------------------------------
    02/15/03                   Yes                   Yes                       100% 08/15/03
 semi-annually                                                           semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions             Reallowance              Dealer              Other Terms
---------------           -------------            -----------              ------              -----------
 $10,011,404.00            $121,596.00                $3.00           ABN AMRO Financial
                                                                        Services, Inc.
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